                                                               FORM 8-A

                                                  SECURITIES AND EXCHANGE COMMISSION

                                                            Washington, DC.
                                                                 20549

                                           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                                PURSUANT TO SECTION 12(b) OR (g) OF THE
                                                    SECURITIES EXCHANGE ACT OF 1934

                                                        HANCOCK HOLDING COMPANY
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                                        (Exact name of registrant as specified in its charter)

                  Mississippi                                                    64-0169065
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         (State of incorporation or organization)             (I.R.S. Employer Identification No.)

One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi                      39501
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         (Address of principal executive offices)                               (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following Box[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box[X]

Securities Act registration statement file number to which this form relates: 333-60280 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                       Series A 8% Convertible Preferred Stock, $20.00 par value
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                                                           (Title of Class)

                                            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Securities to be Registered.

         This registration statement relates to the Series A 8% Convertible Preferred Stock, $20.000 par value per share (the
"Series A Preferred Stock") of Hancock Holding Company.  A description of the registrant's Series A Preferred Stock is contained in the registrant's prospectus under the caption "Description of Hancock Capital Stock" which is part of the registrant's registration statement on Form S-4 (SEC File No. 333-60280), initially filed with the SEC on May 24, 2001, and amended on May 24, 2001, which is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed herein.

3.1      Articles of Amendment to the Articles of Incorporation authorizing preferred stock.

3.2      Articles of Amendment to the Articles of Incorporation authorizing the Series A Preferred stock.

                                                                          SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2001                                  HANCOCK HOLDING COMPANY
                                                     (Registrant)

                                                     By:   /s/ Carl J. Chaney
                                                          ---------------------------------------------
                                                          Name: Carl J. Chaney
                                                          Title: Chief Financial Officer

                                                              EXHIBIT 3.1

                          Articles of Amendment to the Articles of Incorporation authorizing preferred stock to be filed with the Mississippi Secretary of State after approval by the shareholders of Hancock Holding Company

                                                     ARTICLES OF AMENDMENT TO THE
                                                       ARTICLES OF INCORPORATION

         The aggregate number of shares which the Corporation is authorized to issue is 125,000,000 divided into two classes.  The designation of each class, the number of shares of each class and the par value, if any, of each class are as follows:

         Number of Shares                    Class                  Par Value, if any

            75,000,000                      Common                     $  3.33
            50,000,000                      Preferred                  $ 20.00

         The preferences and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between the series of any preferred class in the series are as follows:

         Each share of Common Stock shall entitle the holder thereof to full voting rights. Except as may be determined by the
Board of Directors at the time a series is created, holders of Preferred Stock shall have no voting rights as a holder of such stock, except as specifically required by law.

         The holders of Preferred Stock shall be entitled to receive dividends, subject to statutory restrictions, when and as declared by the Board of Directors.  Such dividends shall be payable at such periods as shall be fixed by the Board of Directors at the rate specified in the resolution of the Board of Directors authorizing the issuance of the particular series of Preferred Stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

         Dividends on the Preferred Stock shall be cumulative, so that if for any period the same shall not be paid, the right thereto shall accumulate as against the Common Stock, and all arrears so accumulated shall be paid before any dividend shall be paid upon the Common Stock.

         Whenever all accumulated dividends on the outstanding Preferred Stock for all previous periods shall have been declared and shall have become payable, and the Corporation shall have paid such accumulated dividends for such previous periods, or shall have set aside from its legally available funds a sum sufficient therefor, the Board of Directors may declare dividends on the
Common Stock, payable then or thereafter out of any remaining legally available funds.

Each class of Preferred Stock shall be divided into and issued from time to time by resolution of the Board of Directors in one or more series, each series being so designated as to distinguish the shares thereof from the shares of all other series and classes.  All or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixed and determined by resolution of the Board of Directors, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a)      the rate of dividend;

         (b)      whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

         (c)      the amount payable upon shares in the event of voluntary and involuntary liquidation;

         (d)      sinking fund provisions, if any, for the redemption or purchase of shares;

         (e)      the terms and conditions, if any, on which shares may be converted; and

         (f)      the voting rights of the shares.

                                                           EXHIBIT 3.2

                 Articles of Amendment to the Articles of Incorporation authorizing the Series A Preferred stock to be filed with the Mississippi Secretary of State after approval by the Board of Directors of Hancock Holding Company

                                                         ARTICLES OF AMENDMENT

                                                                TO THE

                                                       ARTICLES OF INCORPORATION

                                                                  OF

                                                        HANCOCK HOLDING COMPANY

A. The name of the Corporation is Hancock Holding Company.

B. The following resolution, setting forth the designation and the number of shares of a series of Preferred Stock
($20.00 par value) of the Corporation and the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation by written unanimous consent effective June 28, 2001:

RESOLVED, that 1,658,275 authorized but unissued shares of this Corporation's Preferred Stock ($20.00 par value) are hereby designated as a series of Preferred Stock called the 8% Cumulative Convertible Preferred Stock, Series A with the following voting powers, rights and preferences:

1. Definitions.

For the purposes of this resolution, the following terms shall have the following meanings:

"Capital Stock" means the Capital Stock of any class or series (however designated) of the Corporation.

"Common Stock" means the Common Stock of the Corporation ($3.33 par value) as constituted on the date of this Resolution, or shares of any other class of Capital Stock into which such Common Stock is reclassified after such date.

"Corporation" means Hancock Holding Company.

"Dividends Accrued" means an amount equal to the sum of all dividends required to be paid on the shares of Series A
Preferred Stock from the date of issue of the shares of Series A Preferred Stock to the date to which the determination is to be made, whether or not such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid and, if any dividends have been declared and set apart for payment but not paid, the amount so set apart for the payment of such dividends. Accrued
Dividends for any period less than a full calendar quarter shall be calculated on the basis of the actual number of days elapsed over a 360-day year.

"Junior Stock" means any Capital Stock ranking as to dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation junior to the Series A Preferred Stock.

"Parity Stock" means shares of any series of the Corporation's Preferred Stock and any shares of Capital Stock ranking as to dividends and/or as to the rights in liquidation, dissolution or winding-up of the affairs of the Corporation equally with the
Series A Preferred Stock.

"Prior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation prior to the Series A Preferred Stock.

"Series A Preferred Stock" means the 8% Cumulative Convertible Preferred Stock, Series A of the Corporation.

"Subsidiary" means any corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries.

2. Dividends.

     (a) The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive,  if, when and as declared by the Board of Directors of the  Corporation,  out of any funds  legally  available  therefor,  cash dividends at the rate and payable on the dates  hereinafter set forth.  The rate of  dividends  payable on Series A Preferred  Stock shall be $1.60 per share per annum and no more.  Dividends  shall be  payable,  to the  extent practical,  in equal quarterly installments on the last day of March, June,
     September  and  December  of each year,  commencing  on the last day of the calendar  quarter in which the merger of the  Corporation and Lamar Capital
     Corporation  occurs.  Dividends shall be cumulative and shall accrue on the
     Series A  Preferred  Stock  from and  after the date of  issuance  thereof.
     Dividends  payable  on the last day of the  calendar  quarter  in which the merger of the  Corporation and Lamar Capital  Corporation  occurs or on any other date which is not the last day of a full  calendar  quarter  shall be calculated  on the basis of a three  hundred  sixty  (360) day year and the actual number of days elapsed.

     (b) No dividend  whatsoever  shall be declared or paid upon, or any sum set apart for the payment of dividends  upon any shares of Parity Stock for any dividend  period  unless the same  dividend  (payable in  proportion to the respective  annual  dividend  rates per share set forth in the  Articles of
     Incorporation  or the  respective  Articles of  Amendment)  shall have been declared and paid upon, or declared and a sufficient  sum set apart for the payment  of such  dividend  upon all  shares  of Series A  Preferred  Stock outstanding.

     (c)  Unless  Dividends  Accrued  on all  outstanding  shares  of  Series  A
     Preferred Stock and any outstanding shares of Parity Stock due for all past dividend  periods  shall have been declared and paid, or declared and a sum sufficient  for the payment  thereof set apart,  and full dividends (to the extent  that the amount  thereof  shall have  become  determinable)  on all outstanding  shares of such  stock  due on the  respective  next  following payment dates shall have been declared and a sum sufficient for the payment thereof  set apart then (i) no  dividend  (other  than a  dividend  payable solely in "Common  Stock")  shall be declared or paid upon,  or any sum set apart for the payment of dividends on any shares of Junior  Stock;  (ii) no other  distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased,  redeemed or otherwise  acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made  available  for a sinking  or other  like fund for the  purchase,  redemption or other  acquisition  for value of any shares of Junior Stock by the Corporation or any Subsidiary.

3.       Voting Rights.

In addition to any voting rights afforded by the Mississippi Business
Corporation  Act to the holders of a series or class of stock voting as a group, the  holders of the  outstanding  shares of Series A  Preferred  Stock  shall be entitled  to  receive  notice  of, to  participate  in,  and vote on any  matter presented to the holders of Common Stock at any meeting of the holders of Common
Stock of the Corporation on the following  basis: a holder of Series A Preferred
Stock shall have a number of votes equal to the number of shares of Common Stock into which the Series A Preferred  Stock held by such holder  could be converted at the then current Conversion Price.

4. Liquidation.

In the event of liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the
Corporation, including its capital, a liquidation price of $20.00 per share, plus Dividends Accrued to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and after payment to the holders of the outstanding shares of Series A Preferred
Stock and to the holders of shares of other classes and series of Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of Series A Preferred
Stock and other series of Parity Stock the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of the outstanding shares of Series A
Preferred Stock and other series of Parity Stock in proportion to the full preferential amounts to which they are respectively entitled.

5. Conversion.

     (a) Each holder of any outstanding shares of Series A Preferred Stock shall have the right,  at any time,  to convert  any of such  shares  into Common
     Stock  of the  Corporation.  Furthermore,  as to any  shares  of  Series  A
     Preferred  Stock  called for  redemption,  each such holder  shall have the right at any time prior to the close of business on the fifth full business day preceding the date fixed for redemption  (unless  default shall be made by the  Corporation  in the payment of the  redemption  price in which case such right of conversion shall continue without  interruption),  to convert any of such  shares  into shares of Common  Stock of the  Corporation.  The number  of  shares  of  Common  Stock  into  which  each  share of Series A
     Preferred  Stock shall be convertible  shall be equal to the number arrived at by dividing  $20.00,  without any payment or  adjustment  for  Dividends
     Accrued,  by the  conversion  price per share of the Common  Stock fixed or determined as hereinafter  provided.  Such conversion price shall initially be $45.00 per share, subject to the adjustments  hereinafter provided (such price as  adjusted  at any time being  hereinafter  called the  "Conversion
     Price").  (b) The holder of any  outstanding  shares of Series A  Preferred
     Stock may exercise the conversion  right provided in Paragraph (a) above as to all or any  portion of the  shares  that he holds by  delivering  to the
     Corporation  during regular  business hours, at the principal office of the
     Corporation's  transfer  agent or such other place as may be  designated in writing by the Corporation,  the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the  Corporation  (if  required by it),  accompanied  by written  notice stating that the holder  elects to convert such shares and stating the name or names (with address and applicable  social  security number or other tax identification  number) in which the  certificate or certificates or shares of Common Stock are to be issued.  Conversion  shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable  thereafter the Corporation shall issue and deliver to or upon the written order of such holder,  at such office or other place designated by the Corporation, a certificate or certificates for the number of full  shares of Common  Stock to which he is  entitled  and a payment in cash of any  dividends  declared  and unpaid with  respect to the shares of
     Series A  Preferred  Stock so  surrendered  up to the  dividend  date  that immediately  precedes  the  Conversion  Date.  The person in whose name the certificate  or  certificates  for shares of Common  Stock are to be issued shall be deemed to have become a  stockholder  of record on the  Conversion
     Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next  succeeding  date on which the  transfer  books are open;  but the
     Conversion Price shall be that in effect on the Conversion Date, unless the
     Conversion Date falls after the date that the Corporation mails a notice of redemption under Section 5(c) and before the date fixed for redemption,  in which case the  Conversion  Price  shall be that in effect on the date that such notice of redemption is mailed.

     (c) If, for twenty (20) consecutive  trading days beginning on or after the end of the thirtieth  (30th) calendar month following the effective date of the merger of the Corporation  and Lamar Capital  Corporation and ending on or before the sixtieth  (60th)  calendar month following the effective date of the merger of the  Corporation and Lamar Capital  Corporation,  the last sale price of the Common Stock exceeds $56.25 (which price shall be subject to  adjustment  on the same basis as the  Conversion  Price as set forth in
     Section 5(f) below),  then,  effective at 5:00 p.m. on the last day in such twenty  (20) day  period the  Corporation  shall have the option to require that all outstanding shares of Series A Preferred Stock shall automatically convert into and become shares of Common Stock, as if each holder of Series
     A Preferred Stock  exercised the conversion  right provided in Section 5(a)
     and all shares of Series A Preferred Stock, whether or not the certificates therefore shall have been surrendered for cancellation,  shall be deemed no longer to be  outstanding  for any purpose  and all rights with  respect to such  shares  shall  thereupon  cease and  determine,  except  the right to
     receive   certificates  for  shares  of  Common  Stock  upon  surrender  of certificates  for  shares  of  Series A  Preferred  Stock  the same  manner described in Section 5(b). If the Corporation  elects to require conversion under this Section 5(c) the  Corporation  shall give written notice of such conversion by first class mail,  postage prepaid to the holders of Series A
     Preferred  Stock at the last  addresses  shown by the  Corporation's  stock transfer  records.  No delay or imperfection in such notice will affect the conversion of Series A Preferred Stock into shares of Common Stock pursuant to this Section  5(c).  For purposes of this Section 5(c) and Section 5(f), the last sale price of the Common Stock shall be deemed to be the last sale price  reported  by NASDAQ or its  successor,  but if the  Common  Stock is listed on a national stock exchange,  the last sale price on any date shall be deemed to be the last sale price on the  exchange on which it  generally has the highest trading volume.

     (d) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series A  Preferred  Stock.  If more than one share of the
     Series A Preferred Stock shall be surrendered for conversion at any time by the same holder,  the number of full shares of Common Stock  issuable  upon conversion  thereof  shall be computed on the basis of the total  number of the shares of Series A Preferred  Stock so  surrendered.  If any fractional interest in a share of Common Stock would be deliverable  upon  conversion, the number of shares of Common Stock deliverable shall be rounded up to the nearest  full share.

     (e) The issuance of Common Stock on  conversion  of  outstanding  shares of
     Series A Preferred  Stock shall be made by the  Corporation  without charge for  expenses  or for any tax in respect  of the  issuance  of such  Common
     Stock, but the Corporation  shall not be required to pay any tax or expense which may be payable in respect of any  transfer  involved in the  issuance and  delivery of shares of Common  Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding  shares of Series A Preferred Stock  converted,  and the  Corporation  shall not be required to issue or deliver  any  certificate  for shares of Common  Stock unless and until the person  requesting the issuance shall have paid to the
     Corporation  the  amount  of such  tax or  shall  have  established  to the satisfaction  of the  Corporation  that  such  tax has been  paid.

     (f) The Conversion Price shall be subject to the following adjustments:

               (i)  Whenever  the  Corporation  shall (A) pay a dividend  on its outstanding  shares of Common  Stock in shares of its Common  Stock or subdivide or otherwise split its  outstanding  shares of Common Stock, or (B) combine its  outstanding  shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the  happening  of such event shall be adjusted so that the holders of the  Series A  Preferred  Stock,  upon  conversion  of all  thereof immediately  following  such  event,  would be entitled to receive the same  aggregate  number of shares of Common  Stock as they  would have been  entitled  to receive  immediately  following  such event if such shares of Series A  Preferred  Stock  had been  converted  immediately prior to such  event,  or if there is a record date in respect of such event, immediately prior to such record date.

               (ii) In case the Corporation,  after the date of this resolution, shall issue  rights,  warrants or options to subscribe for or purchase shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock,  at a price per share less than the lesser of the  Conversion  Price or  Current  Market  Value  (as  hereinafter defined)  per share of  Common  Stock  and if such  rights,  warrants, options or securities are exercisable, convertible or exchangeable for a  period  of more  than  thirty  (30)  days  after  the date of their issuance,  the  Conversion  Price  shall be  adjusted so that the same shall equal the price  determined by multiplying the Conversion  Price in effect immediately prior to the issuance of such rights,

          warrants,  options or securities by a fraction,  the numerator of which shall be the number of shares of Common  Stock  outstanding at the close of business on the date of issuance of such  rights, warrants,  options or securities  plus the number of shares which the aggregate exercise price of the shares of Common Stock called
          for  by  all  such  rights,   warrants,   options  or  securities
          (excluding  any  theretofore  exercised,  converted or exchanged)
          would purchase at such Current  Market Value and the  denominator
          of  which  shall  be  the  number  of  shares  of  Common   Stock
          outstanding  at the close of  business on the date of issuance of such rights,  warrants,  options or securities plus the number of additional  shares of Common Stock called for by all such rights,
          warrants,   options  or  securities  (excluding  any  theretofore
          exercised, converted or exchanged). Such adjustment shall be made on the date that such rights, warrants or options are issued. For the purposes of this Section 5(f), the "Current Market Value" per share  of  Common  Stock on any date  shall be  deemed  to be the average  of the  last  sale  price  on  each of the  twenty  (20)
          consecutive  trading  days  commencing  forty (40)  trading  days before  such  date.  A  trading  day,  for  the  purpose  of this resolution, is a day on which securities are traded on the NASDAQ
          Stock  Market  or,  if the  Common  Stock is then  listed  on any national stock exchange, on such exchange.

               (iii)  Whenever  the  Corporation  shall make a  distribution  to holders of Common  Stock of evidences  of its  indebtedness  or assets
          (excluding  dividends  and  distributions  paid in cash  out of  funds available  for  dividends in  accordance  with  applicable  law),  the
          Conversion  Price  immediately  prior  to such  distribution  shall be adjusted by multiplying such Conversion  Price by a fraction,  (i) the numerator of which shall be the  denominator,  hereinbelow  described, less the fair value (as  conclusively  determined in good faith by the
          Board  of  Directors  of  the   Corporation)   at  the  time  of  such
          distribution  of that  portion of the  evidences  of  indebtedness  or assets  distributed  which is applicable to one share of Common Stock, and (ii) the  denominator  of which shall be the Current  Market Value per share of  Common  Stock on the next  full  business  day after the record date fixed for the  determination  of the holders of the Common
          Stock  entitled  to  such  distribution.   Such  adjustment  shall  be
          retroactively effective as of immediately after such record date.

     (g) Notwithstanding  any of the foregoing  provisions of this Section 5, no adjustment of the Conversion  Price shall be made if the Corporation  shall issue rights, warrants or options to purchase Common Stock, or issue Common
     Stock,  pursuant to one or more stock purchase  plans,  stock option plans,
     stock  purchase   contracts,   incentive   compensation   plans,  or  other
     remuneration  plans for employees  (including  officers) or any shareholder rights plan of the Corporation or its  Subsidiaries  adopted or approved by the Board of Directors of the  Corporation  before or after the adoption of this resolution.

     (h) In any case in which this Section 5 provides  that an adjustment of the
     Conversion Price shall become effective  retroactively  immediately after a record date for an event,  the Company  may defer until the  occurrence  of such event issuing to the holder of any shares of Series A Preferred  Stock converted  after such record date and before the  occurrence  of such event that number of shares of Common Stock  issuable upon such  conversion  that shall be in  addition  to the number of shares of Common  Stock  which were issuable  upon such  conversion  immediately  before the  adjustment in the
     Conversion Price required in respect of such event.

     (i)  Anything  in  this  Section  5 to  the  contrary  notwithstanding,  no adjustment in the Conversion Price shall be required unless such adjustment would  require an  increase  or  decrease  of at least $.25 in such  price;
     provided,  however,  that any adjustments which by reason of this paragraph
     (i) are not  required  to be made shall be carried  forward  and taken into account  in making  subsequent  adjustments.  All  calculations  under this
     Section 5 shall be made to the nearest cent.

     (j) Whenever the Conversion Price and subsequent changes to be made therein are adjusted pursuant to this Section 5, the Corporation shall (i) promptly place on file at its  principal  office and at the office of each  transfer agent for the Series A Preferred Stock, if any, a statement,  signed by the
     Chairman or President of the Corporation  and by its Treasurer,  showing in detail  the  facts  requiring  such  adjustment  and a  computation  of the adjusted  Conversion  Price,  and shall make such  statement  available for inspection by all shareholders of the Corporation,  and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series A
     Preferred  Stock  stating  that such  adjustment  has been made and setting forth the adjusted  Conversion  Price.  Unless the change in the Conversion
     Price is  caused as a result of action  described  in  subparagraph  (i) of paragraph (f) of this Section 5, it shall be  accompanied  by a letter from the Corporation's  independent public  accountants  stating that the change has been made in accordance with the provisions of this resolution.

     (k) In the event of any merger,  share  exchange or similar  transaction to which  the  Corporation  is a  party,  except  (i) a merger  in  which  the
     Corporation is the surviving  corporation or (ii) a share exchange in which the Corporation's shares are issued to shareholders of another corporation, the plan of merger,  plan of share  exchange or comparable  document  shall provide that each share of Series A Preferred Stock then outstanding  shall be  converted  into or  exchanged  for the kind and amount of stock,  other securities  and property  receivable  upon such merger,  share  exchange or similar  transaction by a holder of the number of shares of Common Stock of the  Corporation  into which such share of Series A  Preferred  Stock might have been converted immediately prior thereto.

     (l)  Shares of Common  Stock  issued  on  conversion  of shares of Series A
     Preferred  Stock  shall  be  issued  as  fully  paid  shares  and  shall be nonassessable  by the  Corporation.  The  Corporation  shall, at all times, reserve and keep  available for the purpose of effecting the  conversion of the outstanding  shares of Series A Preferred Stock such number of its duly authorized  shares of Common  Stock as shall be  sufficient  to effect  the conversion of all outstanding shares of Series A Preferred Stock.

6. Redemption.

     (a) The  Corporation  may at its option  redeem  all or any  portion of the outstanding  shares of Series A Preferred Stock at a redemption  price (the
     "Redemption  Price") of $20.00 per share plus Dividends Accrued to the date fixed for  redemption:  (i) if, for twenty (20)  consecutive  trading  days beginning  on or  after  the end of the  thirtieth  (30th)  calendar  month following the  effective  date of the merger of the  Corporation  and Lamar
     Capital  Corporation  and ending on or before the sixtieth  (60th) calendar month  following the effective  date of the merger of the  Corporation  and
     Lamar Capital Corporation,  the last sale price of the Common Stock exceeds
     $56.25 (which price shall be subject to adjustment on the same basis as the
     Conversion  Price as set forth in Section  6(f)  below) or (ii) at any time after the end of the sixtieth (60th) calendar month following the effective date of the merger of the Corporation and Lamar Capital Corporation.

     (b) In the event that the Corporation elects to redeem less than all of the outstanding  shares of Series A Preferred  Stock,  not more than sixty (60)
     days prior to the date fixed for  redemption the  Corporation  shall select the shares to be redeemed by prorating  the total number of shares to be so redeemed among all holders  thereof in proportion,  as nearly as may be, to the number of shares  registered in their  respective  names,  by lot or in such other  equitable  manner as the Board of Directors may determine.  The
     Corporation in its discretion may determine the particular certificates (if there are more than one)  representing  shares  registered in the name of a holder which are to be redeemed.

     (c) Not less than  thirty  (30) nor more than  sixty (60) days prior to the date fixed for any redemption  pursuant to paragraph (a) of this Section 6, notice of redemption  shall be given by first class mail,  postage prepaid, to the  holders of record of the  outstanding  shares of Series A Preferred
     Stock to be redeemed at their last addresses as shown by the  Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed,  the date fixed for  redemption,  the  Redemption
     Price  (including  the  amount of  Dividends  Accrued to the date fixed for redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be  redeemed,  the  notice of  redemption  shall  also set forth the numbers of the certificates representing shares to be redeemed and, in case less  than  all  shares  represented  by  any  such  certificate  are to be redeemed,  the  number  of shares  represented  by such  certificate  to be redeemed.

     (d) When a notice  of  redemption  of any  outstanding  shares  of Series A
     Preferred Stock shall have been duly mailed as hereinabove  provided, on or before the date fixed for redemption the Corporation  shall deposit in cash funds sufficient to pay the Redemption Price (including  Dividends  Accrued to the date fixed for  redemption)  of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company, having capital and surplus  aggregating at least $25,000,000 as of the date of its most recent report of financial  condition and named in such notice, to be applied  to the  redemption  of the  shares so called for  redemption against surrender of the certificates  representing  shares so redeemed for cancellation.  Except as set forth in Section 5(a), from and after the time of such deposit all shares for the  redemption of which such deposits shall have been so made shall,  whether or not the  certificates  therefor  shall have  been  surrendered  for  cancellation,  be  deemed  no  longer  to  be outstanding  for any  purpose  and all rights  with  respect to such shares shall thereupon cease and determine  except the right to receive payment of the Redemption  Price  (including  Dividends  Accrued to the date fixed for redemption), but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     (e) The Corporation shall redeem all of the outstanding  shares of Series A
     Preferred Stock at a redemption  price (the  "Redemption  Price") of $20.00 per share,  plus  Dividends  Accrued thirty (30) years from the date of the issuance thereof.

     (f) The  Corporation  may at its option  redeem  all or any  portion of the outstanding  shares of Series A Preferred Stock at a redemption  price (the
     "Redemption  Price") of $20.00 per share plus Dividends Accrued if there is change in the Federal Reserve capital  adequacy  guidelines that results in the Series A Preferred Stock not qualifying as Tier 1 capital.

     (g) The Corporation shall also have the right to acquire outstanding shares of Series A Preferred Stock otherwise than by redemption,  pursuant to this
     Section 6, from time to time, for such  consideration  as may be acceptable to the holders thereof; provided, however, that if all Dividends Accrued on all  outstanding  shares of Series A  Preferred  Stock  shall not have been declared and paid or declared and a sum sufficient for the payment  thereof set apart neither the Corporation  nor any Subsidiary  shall so acquire any shares of such series  except in accordance  with a purchase  offer made on the same  terms to all the  holders of the  outstanding  shares of Series A
     Preferred Stock.

                            Hancock Holding Company

                            By:_______________________________________________
                                                              President

                            By:_______________________________________________
                                                              Secretary